Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday, October 22, 2024

Retail Opportunity Investments Corp. Reports
2024 Third Quarter Results

San Diego, CA, October 22, 2024 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and nine months ended September 30, 2024.

HIGHLIGHTS
•$32.1 million of net income attributable to common stockholders ($0.25 per diluted share)
•$33.2 million in Funds From Operations (FFO)(1) ($0.25 per diluted share)
•FFO per diluted share guidance for 2024 updated ($1.03 - $1.05 per diluted share)
•$68.8 million of dispositions in 3Q‘24 ($26.7 million gain on sale of real estate)
•97.1% portfolio lease rate at 9/30/24 (98.0% anchor lease rate, 96.0% non-anchor lease rate)
•450,623 square feet of leasing activity during 3Q‘24 (most active quarter year-to-date)
•1.2 million square feet of leasing activity year-to-date (2nd most active on record)
•13.8% increase in same-space cash base rents on new leases in 3Q‘24 (7.0% on renewals)
•2.1% decrease in same-center cash net operating income (NOI) (3Q‘24 vs. 3Q‘23)
•1.5% increase in same-center cash NOI (1st 9 months of ‘24 vs. 1st 9 months of ‘23)
•98.7% of total gross leasable area unencumbered at 9/30/24
•6.3x net principal debt-to-annualized EBITDA ratio for 3Q‘24 (vs. 6.4x for 3Q‘23)
•$0.15 per share cash dividend declared
_____________________________________
(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “2024 continues to be one of our most productive years in terms of strong leasing activity. Year to date, we have already leased over 1.2 million square feet, including over 450,000 square feet in the third quarter alone. In step with the strong activity, we continue to achieve solid releasing rent growth, and are on track to post our 12th consecutive year of rent growth on both new and renewed leases.” Tanz added, “Along with our strong leasing activity, we continue to advance our investment capital recycling program aimed at enhancing the long term value of our portfolio and business. Year to date, we have sold $68.8 million of properties, while acquiring $70.1 million.”
FINANCIAL SUMMARY
For the three months ended September 30, 2024, GAAP net income attributable to common stockholders was $32.1 million, or $0.25 per diluted share, as compared to GAAP net income attributable to common stockholders of $8.4 million, or $0.07 per diluted share, for the three months ended September 30, 2023. For the nine months ended September 30, 2024, GAAP net income attributable to common stockholders was $50.5 million, or $0.39 per diluted share, as compared to GAAP net income attributable to common stockholders of $26.5 million, or $0.21 per diluted share, for the nine months ended September 30, 2023. Included in 2024 GAAP net income is $26.7 million of gain on sale of real estate for both the three and nine months ended September 30, 2024.

FFO for the third quarter of 2024 was $33.2 million, or $0.25 per diluted share, as compared to $36.0 million in FFO, or $0.27 per diluted share for the third quarter of 2023. FFO for the first nine months of 2024 was $105.3 million, or $0.78 per diluted share, as compared to $105.4 million in FFO, or $0.79 per diluted share for the first nine months of 2023. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the third quarter of 2024, same-center NOI was $54.3 million, as compared to $55.4 million in same-center NOI for the third quarter of 2023, representing a 2.1% decrease. For the first nine months of 2024, same-center NOI increased 1.5%, as compared to the first nine months of 2023. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

At September 30, 2024, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.5 billion and approximately $1.4 billion of principal debt outstanding, including $135.0 million outstanding on its $600.0 million unsecured credit facility. For the third quarter of 2024, ROIC’s net principal debt-to-annualized EBITDA ratio was 6.3 times, and 98.7% of ROIC’s total gross leasable area was unencumbered at September 30, 2024.
DISPOSITION SUMMARY
During the third quarter of 2024, ROIC sold two properties for a total of $68.8 million, recording a $26.7 million aggregate gain on sale of real estate.
PROPERTY OPERATIONS SUMMARY
At September 30, 2024, ROIC’s portfolio was 97.1% leased. During the third quarter of 2024, ROIC executed 110 leases, totaling 450,623 square feet, including 35 new leases, totaling 110,464 square feet, achieving a 13.8% increase in same-space comparative base rent, and 75 renewed leases, totaling 340,159 square feet, achieving a 7.0% increase in base rent. For the first nine months of 2024, ROIC executed 328 leases, totaling 1,226,662 square feet, including 101 new leases, totaling 271,083 square feet, achieving a 12.9% increase in same-space comparative base rent, and 227 renewed leases, totaling 955,579 square feet, achieving a 6.5% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
DIVIDEND SUMMARY
On October 4, 2024, ROIC distributed a $0.15 per share cash dividend. On October 22, 2024, the Board declared a cash dividend of $0.15 per share, payable on January 10, 2025 to stockholders of record on December 20, 2024.

2024 GUIDANCE SUMMARY
ROIC currently estimates that GAAP net income for 2024 will be within the range of $0.45 to $0.47 per diluted share, and FFO will be within the range of $1.03 to $1.05 per diluted share.

	Year Ended December 31, 2024
	Previous (7/23/24)		Current
	Low End	High End	Low End	High End
	(unaudited, amounts in thousands except per share and percentage data)
GAAP net income applicable to stockholders	$31,374	$35,336	$56,880	$59,506
Funds From Operations – diluted	$139,360	$143,380	$138,535	$141,225

GAAP net income per diluted share	$0.25	$0.28	$0.45	$0.47
Funds From Operations per diluted share	$1.04	$1.07	$1.03	$1.05

Key Drivers
General and administrative expenses	$23,000	$22,500	$23,500	$23,200
Interest expense and other finance expenses	$80,000	$78,000	$80,000	$78,500
Straight-line rent	$600	$1,500	$600	$1,000
Amortization of above-market and below-market rent	$14,300	$14,300	$14,600	$14,600
Bad debt	$4,000	$3,000	$3,000	$3,000
Acquisitions (net of dispositions)	$13,500	$13,500	$1,300	$1,300
Equity issued	$—	$—	$—	$—
Same-center NOI growth	1.0%	2.0%	1.0%	2.0%

ROIC’s management will discuss guidance, and the underlying assumptions, on ROIC’s October 23, 2024 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors noted elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call to discuss its results on Wednesday, October 23, 2024 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time.

To participate in the conference call, click on the following link (ten minutes prior to the call) to register:
https://register.vevent.com/register/BI1159e29665c0441fb6af478fc52e86a9

Once registered, participants will have the option of: 1) dialing in from their phone (using a PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone.

The conference call will also be available live (in a listen-only mode) at: https://edge.media-server.com/mmc/p/4i9ibu36

The conference call will be recorded and available for replay following the conclusion of the live broadcast and will be accessible up to one year on ROIC’s website, specifically on its Investor Relations Events & Presentations page:
https://investor.roicreit.com/events-presentations
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of September 30, 2024, ROIC owned 93 shopping centers encompassing approximately 10.5 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, S&P Global Ratings and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2024 (unaudited)	December 31, 2023
ASSETS
Real Estate Investments:
Land	$971,609	$967,251
Building and improvements	2,525,268	2,500,647
	3,496,877	3,467,898
Less: accumulated depreciation	693,690	654,543
	2,803,187	2,813,355
Mortgage note receivable	4,622	4,694
Real Estate Investments, net	2,807,809	2,818,049
Cash and cash equivalents	61,338	6,302
Restricted cash	—	2,116
Tenant and other receivables, net	59,986	61,193
Deposit on real estate acquisition	200	—
Acquired lease intangible assets, net	42,364	42,791
Prepaid expenses	1,932	3,354
Deferred charges, net	26,032	27,294
Other assets	16,500	16,541
Total assets	$3,016,161	$2,977,640

LIABILITIES AND EQUITY
Liabilities:
Term loan	$199,927	$199,745
Credit facility	135,000	75,000
Senior Notes	1,044,992	1,043,593
Mortgage notes payable	33,481	60,052
Acquired lease intangible liabilities, net	128,520	137,820
Accounts payable and accrued expenses	63,265	50,598
Tenants’ security deposits	8,382	8,205
Other liabilities	41,821	39,420
Total liabilities	1,655,388	1,614,433

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 128,648,870 and 126,904,085 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	13	13
Additional paid-in capital	1,661,702	1,643,908
Accumulated dividends in excess of earnings	(364,322)	(357,160)
Accumulated other comprehensive income	—	559
Total Retail Opportunity Investments Corp. stockholders’ equity	1,297,393	1,287,320
Non-controlling interests	63,380	75,887
Total equity	1,360,773	1,363,207
Total liabilities and equity	$3,016,161	$2,977,640

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Rental revenue	$82,437	$78,273	$249,216	$236,902
Other income	1,047	3,472	2,918	6,179
Total revenues	83,484	81,745	252,134	243,081

Operating expenses
Property operating	14,923	13,210	43,478	40,993
Property taxes	9,324	8,909	26,372	26,677
Depreciation and amortization	25,918	27,050	78,518	77,280
General and administrative expenses	5,959	5,492	17,323	16,588
Other expense	158	157	815	811
Total operating expenses	56,282	54,818	166,506	162,349

Gain on sale of real estate	26,656	—	26,656	—

Operating income	53,858	26,927	112,284	80,732

Non-operating expenses
Interest expense and other finance expenses	(19,933)	(17,998)	(58,895)	(52,589)
Net income	33,925	8,929	53,389	28,143
Net income attributable to non-controlling interests	(1,797)	(501)	(2,877)	(1,644)
Net Income Attributable to Retail Opportunity Investments Corp.	$32,128	$8,428	$50,512	$26,499

Earnings per share – basic	$0.25	$0.07	$0.40	$0.21

Earnings per share – diluted	$0.25	$0.07	$0.39	$0.21

Dividends per common share	$0.15	$0.15	$0.45	$0.45

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income attributable to ROIC	$32,128	$8,428	$50,512	$26,499
Plus: Depreciation and amortization	25,918	27,050	78,518	77,280
Less: Gain on sale of real estate	(26,656)	—	(26,656)	—
Funds from operations – basic	31,390	35,478	102,374	103,779
Net income attributable to non-controlling interests	1,797	501	2,877	1,644
Funds from operations – diluted	$33,187	$35,979	$105,251	$105,423

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Number of shopping centers included in same-center analysis	90	90			90	90
Same-center leased rate	97.1%	98.2%		(1.1)%	97.1%	98.2%		(1.1)%

Revenues:
Base rents	$56,942	$55,738	$1,204	2.2%	$169,825	$166,828	$2,997	1.8%
Recoveries from tenants	21,006	19,274	1,732	9.0%	61,081	58,517	2,564	4.4%
Other property income	414	3,088	(2,674)	(86.6)%	1,862	4,489	(2,627)	(58.5)%
Bad debt	(602)	(779)	177	(22.7)%	(1,640)	(2,552)	912	(35.7)%
Total Revenues	77,760	77,321	439	0.6%	231,128	227,282	3,846	1.7%
Operating Expenses
Property operating expenses	14,503	13,154	1,349	10.3%	42,450	40,220	2,230	5.5%
Property taxes	9,005	8,726	279	3.2%	25,405	26,128	(723)	(2.8)%
Total Operating Expenses	23,508	21,880	1,628	7.4%	67,855	66,348	1,507	2.3%
Same-Center Cash Net Operating Income	$54,252	$55,441	$(1,189)	(2.1)%	$163,273	$160,934	$2,339	1.5%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP operating income	$53,858	$26,927	$112,284	$80,732
Depreciation and amortization	25,918	27,050	78,518	77,280
General and administrative expenses	5,959	5,492	17,323	16,588
Other expense	158	157	815	811
Gain on sale of real estate	(26,656)	—	(26,656)	—
Straight-line rent	177	(362)	(246)	(1,688)
Amortization of above-market and below-market rent, net	(2,644)	(2,118)	(11,965)	(7,591)
Property revenues and other expenses (1)	(174)	196	(89)	(428)
Total Company cash NOI	56,596	57,342	169,984	165,704
Non same-center cash NOI	(2,344)	(1,901)	(6,711)	(4,770)
Same-center cash NOI	$54,252	$55,441	$163,273	$160,934

____________________
(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Nicolette O’Leary
Director of Investor Relations
858-677-0900
noleary@roireit.net